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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement (File Nos. 2-83616 and 811-3732) (the "Registration Statement") of MFS/Sun Life Series Trust (the "Trust"), of my opinion dated February 26, 2001, appearing in Post-Effective Amendment No. 29 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 1, 2001.

                                         JAMES R. BORDEWICK, JR.
                                         -----------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Secretary and Assistant Clerk

Boston, Massachusetts
May 24, 2001